Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FIRST QUARTER 2024 RESULTS

DOWNERS GROVE, Ill., April 25, 2024 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the first quarter ended March 31, 2024. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended March 31,
($ in millions, except per share data)	2024	2023	% Change*
U.S. GAAP
Revenue	$2,094	$2,079	1%
Net earnings	632	229	177%
Diluted EPS	4.52	1.63	177%

Non-GAAP
Organic revenue change			(1)%
Adjusted net earnings [1]	273	273	—%
Adjusted diluted EPS	1.95	1.94	1%

1 Q1 2024 and 2023 adjusted net earnings exclude after tax purchase accounting expenses and restructuring and other costs. Q1 2024 also excludes the after tax gain on the sale of De-Sta-Co.
* Change may be impacted by rounding.

For the quarter ended March 31, 2024, Dover generated revenue of $2.1 billion, an increase of 1% (-1% organic). GAAP net earnings of $632 million increased 177%, and GAAP diluted EPS of $4.52 was up 177%. On an adjusted basis, net earnings of $273 million was approximately flat and adjusted diluted EPS of $1.95 was up 1%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, "Dover’s first quarter results were in line with our expectations. We are particularly pleased with the success of our organic growth platforms, as well as the order trends in the quarter, which validate the aggressive working capital posture we adopted in 2023. Order momentum in the quarter was strong and broad-based, particularly in our shorter-cycle end markets, building off the prior year exit rate and bolstering confidence in our full year outlook. Strong growth in several key markets and improving performance in biopharma components set us up for favorable sequential margin mix over the balance of the year.

“We remained active in portfolio management and productive capital deployment. During the quarter we completed two synergistic bolt-on acquisitions in our Clean Energy and Fueling segment adding attractive digital and recurring revenue streams to our car wash and retail fueling platforms. We launched a $500 million accelerated share repurchase program returning excess capital to shareholders. Our continued strong cash flow generation, together with proceeds from the recently closed De-Sta-Co divestiture, provide ample capacity for further capital deployment in 2024.

“We are off to a solid start in 2024, and the setup for the remainder of the year is encouraging. Our order rate momentum and healthy underlying demand conditions across the portfolio support the outlook for continued volume and profit improvement through the year. We are narrowing our full year adjusted EPS guidance to the higher end of the range, and will further evaluate our full year targets as the year progresses should present demand trends continue.”

FULL YEAR 2024 GUIDANCE:

In 2024, Dover expects to generate GAAP EPS in the range of $10.78 to $10.93 (adjusted EPS of $9.00 to $9.15), based on full year revenue growth of 2% to 4% (1% to 3% on an organic basis). Full year GAAP EPS includes the gain on sale of De-Sta-Co.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its first quarter results at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, April 25, 2024. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of approximately 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics; the impact of interest rate and currency exchange rate fluctuations; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; our ability to realize synergies from newly acquired businesses; and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FIRST QUARTER 2024

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended March 31,
	2024	2023
Revenue	$2,093,941	$2,079,023
Cost of goods and services	1,336,686	1,332,004
Gross profit	757,255	747,019
Selling, general and administrative expenses	463,124	432,414
Operating earnings	294,131	314,605
Interest expense	36,365	34,214
Interest income	(4,757)	(2,091)
Gain on disposition	(529,943)	—
Other income, net	(6,416)	(3,808)
Earnings before provision for income taxes	798,882	286,290
Provision for income taxes	166,661	57,716
Net earnings	$632,221	$228,574

Net earnings per share:
Basic	$4.55	$1.64
Diluted	$4.52	$1.63
Weighted average shares outstanding:
Basic	139,051	139,757
Diluted	139,869	140,616

Dividends paid per common share	$0.510	$0.505

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
REVENUE
Engineered Products	$543,140	$497,549	$473,687	$504,271	$529,080	$2,004,587
Clean Energy & Fueling	445,053	430,729	441,166	466,959	449,423	1,788,277
Imaging & Identification	276,806	283,091	271,932	276,179	285,530	1,116,732
Pumps & Process Solutions	465,729	413,881	465,626	431,373	444,811	1,755,691
Climate & Sustainability Technologies	364,292	455,325	449,001	475,911	398,345	1,778,582
Intersegment eliminations	(1,079)	(1,552)	(1,326)	(1,425)	(1,432)	(5,735)
Total consolidated revenue	$2,093,941	$2,079,023	$2,100,086	$2,153,268	$2,105,757	$8,438,134

NET EARNINGS
Segment Earnings:
Engineered Products	$103,969	$84,275	$73,076	$101,610	$118,464	$377,425
Clean Energy & Fueling	69,675	73,605	83,616	92,483	78,900	328,604
Imaging & Identification	69,959	68,315	61,336	70,316	72,545	272,512
Pumps & Process Solutions	118,737	115,244	129,337	117,907	121,917	484,405
Climate & Sustainability Technologies	50,759	73,778	76,074	84,060	71,468	305,380
Total segment earnings	413,099	415,217	423,439	466,376	463,294	1,768,326
Purchase accounting expenses [1]	45,551	42,679	40,200	40,320	41,744	164,943
Restructuring and other costs [2]	24,684	14,053	18,143	12,327	19,150	63,673
Disposition costs [3]	—	—	—	—	1,302	1,302
Gain on disposition [4]	(529,943)	—	—	—	—	—
Corporate expense / other [5]	42,317	40,072	33,922	30,686	45,913	150,593
Interest expense	36,365	34,214	33,804	32,389	30,898	131,305
Interest income	(4,757)	(2,091)	(2,653)	(3,808)	(4,944)	(13,496)
Earnings before provision for income taxes	798,882	286,290	300,023	354,462	329,231	1,270,006
Provision for income taxes [6]	166,661	57,716	57,784	64,709	32,969	213,178
Net earnings	$632,221	$228,574	$242,239	$289,753	$296,262	$1,056,828

SEGMENT EARNINGS MARGIN
Engineered Products	19.1%	16.9%	15.4%	20.1%	22.4%	18.8%
Clean Energy & Fueling	15.7%	17.1%	19.0%	19.8%	17.6%	18.4%
Imaging & Identification	25.3%	24.1%	22.6%	25.5%	25.4%	24.4%
Pumps & Process Solutions	25.5%	27.8%	27.8%	27.3%	27.4%	27.6%
Climate & Sustainability Technologies	13.9%	16.2%	16.9%	17.7%	17.9%	17.2%
Total segment earnings margin	19.7%	20.0%	20.2%	21.7%	22.0%	21.0%

[1] Purchase accounting expenses are primarily comprised of amortization of acquired intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co.
[4] Gain on disposition due to the sale of De-Sta-Co in the Engineered Products segment.
[5] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

6 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
Net earnings per share:
Basic	$4.55	$1.64	$1.73	$2.07	$2.12	$7.56
Diluted	$4.52	$1.63	$1.72	$2.06	$2.11	$7.52

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$632,221	$228,574	$242,239	$289,753	$296,262	$1,056,828

Weighted average shares outstanding:
Basic	139,051	139,757	139,862	139,878	139,893	139,848
Diluted	139,869	140,616	140,578	140,615	140,586	140,599

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
Adjusted net earnings:
Net earnings	$632,221	$228,574	$242,239	$289,753	$296,262	$1,056,828
Purchase accounting expenses, pre-tax [1]	45,551	42,679	40,200	40,320	41,744	164,943
Purchase accounting expenses, tax impact [2]	(10,005)	(9,599)	(9,012)	(8,966)	(9,143)	(36,720)
Restructuring and other costs, pre-tax [3]	24,684	14,053	18,143	12,327	19,150	63,673
Restructuring and other costs, tax impact [2]	(4,875)	(2,990)	(3,665)	(2,556)	(3,970)	(13,181)
Disposition costs, pre-tax [4]	—	—	—	—	1,302	1,302
Disposition costs, tax impact [2]	—	—	—	—	(270)	(270)
Gain on disposition, pre-tax [5]	(529,943)	—	—	—	—	—
Gain on disposition, tax-impact [2]	114,973	—	—	—	—	—
Adjusted net earnings	$272,606	$272,717	$287,905	$330,878	$345,075	$1,236,575

Adjusted diluted net earnings per share:
Diluted net earnings per share	$4.52	$1.63	$1.72	$2.06	$2.11	$7.52
Purchase accounting expenses, pre-tax [1]	0.33	0.30	0.29	0.29	0.30	1.18
Purchase accounting expenses, tax impact [2]	(0.07)	(0.07)	(0.06)	(0.06)	(0.07)	(0.26)
Restructuring and other costs, pre-tax [3]	0.18	0.10	0.13	0.09	0.14	0.46
Restructuring and other costs, tax impact [2]	(0.03)	(0.02)	(0.03)	(0.02)	(0.03)	(0.10)
Disposition costs, pre-tax [4]	—	—	—	—	0.01	0.01
Disposition costs, tax impact [2]	—	—	—	—	—	—
Gain on disposition, pre-tax [5]	(3.79)	—	—	—	—	—
Gain on disposition, tax-impact [2]	0.82	—	—	—	—	—
Adjusted diluted net earnings per share	$1.95	$1.94	$2.05	$2.35	$2.45	$8.80

[1] Purchase accounting expenses are primarily comprised of amortization of acquired intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 2024 includes $3.4M and Q3 and FY 2023 include $3.3M of non-cash asset impairment charges for our Climate & Sustainability Technologies segment.

4 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co.
[5] Gain on disposition due to the sale of De-Sta-Co in the Engineered Products segment.
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$103,969	$84,275	$73,076	$101,610	$118,464	$377,425
Other depreciation and amortization [1]	6,361	7,070	7,300	7,306	6,397	28,073
Adjusted segment EBITDA [2]	110,330	91,345	80,376	108,916	124,861	405,498
Adjusted segment EBITDA margin [2]	20.3%	18.4%	17.0%	21.6%	23.6%	20.2%

Clean Energy & Fueling:
Segment earnings	$69,675	$73,605	$83,616	$92,483	$78,900	$328,604
Other depreciation and amortization [1]	7,921	7,046	7,541	7,686	7,844	30,117
Adjusted segment EBITDA [2]	77,596	80,651	91,157	100,169	86,744	358,721
Adjusted segment EBITDA margin [2]	17.4%	18.7%	20.7%	21.5%	19.3%	20.1%

Imaging & Identification:
Segment earnings	$69,959	$68,315	$61,336	$70,316	$72,545	$272,512
Other depreciation and amortization [1]	3,733	3,394	3,745	3,972	4,182	15,293
Adjusted segment EBITDA [2]	73,692	71,709	65,081	74,288	76,727	287,805
Adjusted segment EBITDA margin [2]	26.6%	25.3%	23.9%	26.9%	26.9%	25.8%

Pumps & Process Solutions:
Segment earnings	$118,737	$115,244	$129,337	$117,907	$121,917	$484,405
Other depreciation and amortization [1]	12,139	10,939	11,609	12,052	11,744	46,344
Adjusted segment EBITDA [2]	130,876	126,183	140,946	129,959	133,661	530,749
Adjusted segment EBITDA margin [2]	28.1%	30.5%	30.3%	30.1%	30.0%	30.2%

Climate & Sustainability Technologies:
Segment earnings	$50,759	$73,778	$76,074	$84,060	$71,468	$305,380
Other depreciation and amortization [1]	7,275	6,624	6,895	6,954	7,084	27,557
Adjusted segment EBITDA [2]	58,034	80,402	82,969	91,014	78,552	332,937
Adjusted segment EBITDA margin [2]	15.9%	17.7%	18.5%	19.1%	19.7%	18.7%

Total Segments:
Total segment earnings [2,3]	$413,099	$415,217	$423,439	$466,376	$463,294	$1,768,326
Other depreciation and amortization [1]	37,429	35,073	37,090	37,970	37,251	147,384
Total Adjusted segment EBITDA [2]	450,528	450,290	460,529	504,346	500,545	1,915,710
Total Adjusted segment EBITDA margin [2]	21.5%	21.7%	21.9%	23.4%	23.8%	22.7%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to net earnings.

DOVER CORPORATION
QUARTERLY NET EARNINGS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
Net earnings	$632,221	$228,574	$242,239	$289,753	$296,262	$1,056,828
Provision for income taxes [1]	166,661	57,716	57,784	64,709	32,969	213,178
Earnings before provision for income taxes	798,882	286,290	300,023	354,462	329,231	1,270,006
Interest income	(4,757)	(2,091)	(2,653)	(3,808)	(4,944)	(13,496)
Interest expense	36,365	34,214	33,804	32,389	30,898	131,305
Corporate expense / other [2]	42,317	40,072	33,922	30,686	45,913	150,593
Disposition costs [3]	—	—	—	—	1,302	1,302
Gain on disposition [4]	(529,943)	—	—	—	—	—
Restructuring and other costs [5]	24,684	14,053	18,143	12,327	19,150	63,673
Purchase accounting expenses [6]	45,551	42,679	40,200	40,320	41,744	164,943
Total segment earnings [7]	413,099	415,217	423,439	466,376	463,294	1,768,326
Add: Other depreciation and amortization [8]	37,429	35,073	37,090	37,970	37,251	147,384
Total adjusted segment EBITDA [7]	$450,528	$450,290	$460,529	$504,346	$500,545	$1,915,710

1 Q4 and FY 2023 include the net income tax benefit of internal reorganizations executed in 2023.
[2] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

3 Q4 and FY 2023 disposition costs relate to the sale of De-Sta-Co.
[4] Gain on disposition due to the sale of De-Sta-Co in the Engineered Products segment.
[5] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[6] Purchase accounting expenses are primarily comprised of amortization of acquired intangible assets.
[7] Refer to Non-GAAP Disclosures section for definition.
[8] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

2024
Q1
Organic
Engineered Products	9.2%
Clean Energy & Fueling	1.4%
Imaging & Identification	(1.6)%
Pumps & Process Solutions	4.5%
Climate & Sustainability Technologies	(20.3)%
Total Organic	(1.3)%
Acquisitions	2.0%
Currency translation	—%
Total*	0.7%
* Totals may be impacted by rounding.

2024
Q1
Organic
United States	1.3%
Other Americas	(5.5)%
Europe	(0.5)%
Asia	(4.9)%
Other	(21.7)%
Total Organic	(1.3)%
Acquisitions	2.0%
Currency translation	—%
Total*	0.7%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2024 Guidance for Earnings per Share (GAAP)	$10.78		$10.93
Purchase accounting expenses, net		1.00
Restructuring and other costs, net		0.22
Gain on disposition, net		(3.00)
2024 Guidance for Adjusted Earnings per Share (Non-GAAP)	$9.00		$9.15
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
Net Cash Flows Provided By (Used In):
Operating activities	$166,593	$241,284	$195,254	$383,457	$516,350	$1,336,345
Investing activities	429,851	(43,556)	(42,454)	(50,243)	(590,377)	(726,630)
Financing activities	(80,782)	(306,565)	(137,924)	(312,716)	189,149	(568,056)

Quarterly Free Cash Flow (Non-GAAP)

	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
Cash flow from operating activities	$166,593	$241,284	$195,254	$383,457	$516,350	$1,336,345
Less: Capital expenditures	(44,475)	(48,375)	(40,079)	(43,128)	(61,010)	(192,592)
Free cash flow	$122,118	$192,909	$155,175	$340,329	$455,340	$1,143,753

Cash flow from operating activities as a percentage of revenue	8.0%	11.6%	9.3%	17.8%	24.5%	15.8%

Cash flow from operating activities as a percentage of adjusted net earnings	61.1%	88.5%	67.8%	115.9%	149.6%	108.1%

Free cash flow as a percentage of revenue	5.8%	9.3%	7.4%	15.8%	21.6%	13.6%

Free cash flow as a percentage of adjusted net earnings	44.8%	70.7%	53.9%	102.9%	132.0%	92.5%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2024	2023
	Q1	Q1	Q2	Q3	Q4	FY 2023
BOOKINGS

Engineered Products	$541,982	$536,472	$489,131	$576,641	$494,528	$2,096,772
Clean Energy & Fueling	471,610	454,526	440,137	449,663	401,195	1,745,521
Imaging & Identification	278,433	290,712	262,092	271,113	297,312	1,121,229
Pumps & Process Solutions	473,632	464,297	394,317	363,111	455,390	1,677,115
Climate & Sustainability Technologies	453,086	371,643	310,911	340,474	325,625	1,348,653
Intersegment eliminations	(1,107)	(1,530)	(1,918)	(849)	(2,125)	(6,422)
Total consolidated bookings	$2,217,636	$2,116,120	$1,894,670	$2,000,153	$1,971,925	$7,982,868

2024
Q1
BOOKINGS GROWTH FACTORS

Organic
Engineered Products	1.0%
Clean Energy & Fueling	1.6%
Imaging & Identification	(3.4)%
Pumps & Process Solutions	(4.6)%
Climate & Sustainability Technologies	22.3%
Total Organic	3.0%
Acquisitions	1.9%
Currency translation	(0.1)%
Total*	4.8%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, disposition costs and gain/loss on disposition. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represent diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, disposition costs and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, disposition costs, gain/loss on disposition, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of order trends.

Organic bookings represent bookings excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.